Exhibit 8.1
[Sutherland Asbill & Brennan LLP Letterhead]
May 5, 2006
Compass Diversified Trust
Sixty One Wilton Road
Second Floor
Westport, Connecticut 06880
Compass Group Diversified Holdings LLC
Sixty One Wilton Road
Second Floor
Westport, Connecticut 06880
     Re:       Initial Public Offering of Compass Diversified Trust
Ladies and Gentlemen:
     We have acted as counsel to Compass Diversified Trust (the “Trust”) and Compass Group Diversified Holdings LLC (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission) under the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-1 (the “Registration Statement”), which is being filed with the Commission on the date hereof, and of which the prospectus forms a part (the “Prospectus”). The Registration Statement relates to the offering of shares representing beneficial interests in the Trust (the “Shares”). Each Share of the Trust corresponds to one interest (referred to as a “trust interest” in the Prospectus) of the Company held by the Trust.
     In preparing this opinion, we have examined and relied on such documents as we have deemed appropriate, including, inter alia, the Prospectus and the originals or copies, certified or otherwise identified to our satisfaction, of corporate records of the Trust and the Company and such other instruments, certificates and other documents of public officials and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.
     We have reviewed the statements set forth in the Prospectus under the captions “Prospectus Summary — The Offering — U.S. federal income tax considerations,” “Risk Factors — Risks Related to Taxation” and “Material U.S. Federal Income Tax Considerations,” and hereby advise you that, to the extent such statements constitute statements of law or indicate the statements are legal conclusions drawn by us from an application of the law to the present facts, such statements represent the opinion of Sutherland Asbill & Brennan LLP as to the United States federal income tax matters.
     We express no opinions other than those expressed herein and identified in the Prospectus. We hereby consent to the use of this letter as an exhibit to the Registration Statement and to the use of our name under the heading “Material U.S. Federal Income Tax Considerations” in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Sutherland Asbill & Brennan LLP